Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Golden Minerals Company and subsidiaries of our report dated March 19, 2024, relating to the consolidated financial statements, which appears in Golden Minerals Company’s Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Haynie & Company
Salt Lake City, Utah

June 21, 2024